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                                                                    EXHIBIT 10.5

                                  G REIT, INC.

                     OFFICER AND EMPLOYEE STOCK OPTION PLAN

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ARTICLE I DEFINITIONS                                                       1

1.01. Affiliate                                                             1
1.02. Agreement                                                             1
1.03. Board                                                                 1
1.04. Code                                                                  1
1.05. Committee                                                             1
1.06. Common Stock                                                          1
1.07. Company                                                               1
1.08. Fair Market Value                                                     1
1.09. Independent Director                                                  2
1.10. Offering                                                              2
1.11. Option                                                                2
1.12. Option Price                                                          2
1.13. Participant                                                           3
1.14. Plan                                                                  3

ARTICLE II PURPOSES                                                         3


ARTICLE III ADMINISTRATION                                                  3


ARTICLE IV ELIGIBILITY                                                      4


ARTICLE V COMMON STOCK SUBJECT TO PLAN                                      4

5.01. Common Stock Issued                                                   4
5.02. Aggregate Limit                                                       4
5.03. Reallocation of Shares                                                5

ARTICLE VI OPTIONS                                                          5

6.01. Award                                                                 5
6.02. Option Price                                                          5
6.03. Maximum Option Period                                                 5
6.04. Nontransferability                                                    5
6.05. Status as Employee                                                    6
6.06. Exercise                                                              6
6.07. Payment                                                               7
6.08. Shareholder Rights                                                    7

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ARTICLE VII ADJUSTMENT UPON CHANGE IN COMMON STOCK                          8

ARTICLE VIII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES AND
  ASSURANCE OF REIT STATUS                                                  9

ARTICLE IX GENERAL PROVISIONS                                               10

9.01. Effect on Employment and Service                                      10
9.02. Unfunded Plan                                                         10
9.03. Rules of Construction                                                 10

ARTICLE X AMENDMENT                                                         10


ARTICLE XI DURATION OF PLAN                                                 11


ARTICLE XII EFFECTIVE DATE OF PLAN                                          11

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                                    ARTICLE I
                                   DEFINITIONS

1.01.    Affiliate

         Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan.

1.02.    Agreement

         Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.03.    Board

         Board means the Board of Directors of the Company.

1.04.    Code

         Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.05.    Committee

         Committee means the Executive Compensation Committee of the Board.

1.06.    Common Stock

         Common Stock means the common stock of the Company.

1.07.    Company

         Company means G REIT, Inc.

1.08.    Fair Market Value

         Fair Market Value means, on any given date, the fair market value of a share of Common Stock determined in accordance with (a) or (b) below:

         (a) If the Common Stock is not traded on a national securities exchange or quotation system, Fair Market Value means a price determined by the Board in good faith, taking into account, among other factors the Board deems relevant, the

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price per share at which the Common Stock is then being sold to the public, the price per share of the common stock of comparable companies, the Company's earnings, and the value of the Company's assets; provided, however, that any
                                                 --------  -------
such determination by the Board must be approved by a majority of the Independent Directors.

         (b) If the Common Stock is traded on a national securities exchange or quotation system, Fair Market Value means that average of the last sales price or the average of the last bid and ask prices, in each case for the five trading days immediately preceding the date of determination.

1.09.    Independent Director

         Independent Director means a member of the Board who is not, and has not been in the two years immediately prior to any determination of such Board member's Independent Director status, directly or indirectly associated with the Company or Triple Net Properties, L.L.C. within the meaning of Section I(B)(14) of the NASAA Statement of Policy Regarding Real Estate Investment Trusts.

1.10.    Offering

         Offering means the initial public offering of Common Stock by the Company.

1.11.    Option

         Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.12.    Option Price

         Option Price means the purchase price per share of Common Stock under an Option determined in accordance with (a), (b) or (c) below, but subject to
Section 6.02:

         (a) If the date of grant of an Option occurs on or before the date of the commencement of the Offering, the Option Price for such Option shall be the price per share of Common Stock in the Offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee allocable to a share of Common Stock.

         (b) If the date of grant of an Option occurs during the Offering but after the date of the commencement of the Offering, the Option Price for such Option

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shall be the greater of (i) the price per share of Common Stock in the Offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee allocable to a share of Common Stock and (ii) the Fair Market Value on the date of grant of such Option.

         (c) If the date of grant of an Option occurs after the completion of the Offering, the Option Price for such Option shall be the Fair Market Value on the date of grant of such Option.

1.13.    Participant

         Participant means an officer or employee of the Company who satisfies the requirements of Article IV and is selected by the Board, acting on recommendation by the Committee, to receive an Option. A member of the Board who is an officer or employee of the Company may be selected to participate in this Plan.

1.14.    Plan

         Plan means the G REIT, Inc. Officer and Employee Stock Option Plan.


                                   ARTICLE II
                                    PURPOSES

         The Plan is intended to assist the Company in recruiting and retaining individuals or entities with ability and initiative by enabling such persons to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of nonqualified stock options - i.e., Options not qualifying under Section 422 of the Code. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE III
                                 ADMINISTRATION

         The Plan shall be administered by the Board. The Board shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan), as the Board may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Board may, in its discretion, (i) accelerate the time at which any Option may be exercised, or (ii)

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suspend the forfeiture of any award made under this Plan. In addition, the Board shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. Notwithstanding the foregoing, any decision made or action taken by the Board under this Article III must be approved by a majority of the Independent Directors. Subject to such approval, any decision made or action taken by the Board or in connection with the administration of this Plan shall be final and conclusive. Neither the Board nor the Committee nor any member of the Board or the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Company.

                                   ARTICLE IV
                                   ELIGIBILITY

         Any employee of the Company (whether or not such person is also a Board member) is eligible to participate in this Plan if the Board, acting on recommendation by the Committee, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company.

                                    ARTICLE V
                          COMMON STOCK SUBJECT TO PLAN

5.01.    Common Stock Issued

         Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.    Aggregate Limit

         The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 400,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article VII.

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5.03.    Reallocation of Shares

         If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                                   ARTICLE VI
                                     OPTIONS

6.01.    Award

         In accordance with the provisions of Article IV, the Board, acting on recommendation by the Committee, will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted
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Options in any calendar year covering more than 135,000 shares. The Board will make grants pursuant to this Section 6.01 on the date of each annual meeting of the Company's shareholders and at such other times as it may determine.

6.02.    Option Price

         The Option Price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Board on the date of grant in accordance with Section 1.12; provided, however, that in no event may the Option
                              --------  -------
Price be less than the Fair Market Value on the date the Option is granted.

6.03.    Maximum Option Period

         The maximum period in which an Option may be exercised shall be determined by the Board on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted.

6.04.    Nontransferability

         Each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

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6.05.    Status as Employee

         In the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Board may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.06.    Exercise

         (a) Subject to the provisions of this Plan, including Section 6.06(b) through (f), and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine (subject to approval by a majority of the Independent Directors). An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

         (b) Options granted on or before the commencement of the Offering will become exercisable for one-third of the shares subject to the Option on the date of grant, and for an additional one-third of such shares on each of the first and second anniversaries of the date of grant.

         (c) Options granted after the commencement of the Offering will become exercisable in whole or in part on the second anniversary of the date of grant.

         (d) If a Participant remains in the continuous employ of the Company from the date of grant of an Option though the Participant's termination of employment due to death or "permanent and total disability," within the meaning of Section 22(e)(3) of the Code, the Participant or the Participant's successor in interest (in the event of death) may exercise Participant's Option or Options for all or part of the shares for which each such Option was exercisable on the date of Participant's termination of employment, for one year following such termination of employment or, if sooner, during the period prior to the stated expiration date of the Option or Options.

         (e) If a Participant ceases to be employed by the Company for any reason other than death or "permanent and total disability," within the meaning of Section 22(e)(3) of the Code, Participant may exercise his or her Option or Options for the number of shares for which each such Option was exercisable on the date of the

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Participant's termination of employment, for three months following such termination of employment or, if sooner, during the period prior to the stated expiration date of the Option or Options.

         (f) Notwithstanding any provision of this Plan or any Agreement, no Option will become exercisable to the extent that the total number of all exercisable options and warrants to purchase Common Stock that are owned by the Company's officers, directors and employees and affiliates of such individuals would exceed 10% of the total outstanding shares of Common Stock (as of the date such Option or portion thereof is scheduled to become exercisable) if such Option or portion thereof were to become exercisable as scheduled (the "10% Limit"). If an Option or portion thereof is scheduled to become exercisable on a certain date and the 10% Limit would be exceeded as a result of such exercisability, then such Option or portion thereof will become exercisable on the first date that such exercisability would not cause the 10% Limit to be exceeded. If Options or portions thereof issued pursuant to more than one Agreement are scheduled to become exercisable on a certain date, and the exercisability of all of such Options would cause the 10% Limit to be exceeded, then such Options will become exercisable, subject to the 10% Limit, on a pro rata basis according to the total number of shares of Common Stock scheduled to become exercisable. The preceding sentence shall be applied by taking into account options granted pursuant to all of the Company's plans, including this Plan.

6.07.    Payment

         Subject to rules established by the Board and approved by a majority of the Independent Directors, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Board, with shares of Common Stock, or a combination thereof. If shares of Common Stock are used to pay all or part of the Option Price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option Price of the shares for which the Option is being exercised.

6.08.    Shareholder Rights

         No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

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                                   ARTICLE VII
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options may be granted; the terms of outstanding Options, including the Option Price and the kind of shares subject to the Options; and the per individual limitations on the number of shares of Common Stock for which Options may be granted shall be adjusted as the Board shall determine to be equitably required (i) in the event that the Company
(a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies and in which the Company is the surviving entity, or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made by the Board under this Article VII is subject to approval by a majority of the Independent Directors and, if such approval is obtained, shall be final and conclusive.

     This Plan shall terminate and any outstanding Options will be forfeited (i) in the event of a dissolution or liquidation of the Company; (ii) in the event the Company engages in a transaction to which Section 424 of the Code applies and in which the Company is not the surviving entity; or (iii) upon the sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, in connection with or in contemplation of any of the events described in the preceding sentence, the Board may provide in writing for any of the following alternatives to termination of the Plan and forfeiture of outstanding Options, separately or in combination: (i) the assumption by the successor corporation of outstanding Options or the substitution by such corporation for such Options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and option prices; (ii) the continuation of the Plan by such successor corporation, in which event the Plan will continue in the manner and under the terms so provided by the Board; or (iii) a payment in cash or shares of Common Stock or other securities in lieu of and in complete satisfaction of outstanding Options. Any action taken by the Board under this paragraph is subject to approval by a majority of the Independent Directors and, if such approval is obtained, shall be final and conclusive.

     The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options may be

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granted; the per individual limitations on the number of shares for which
Options may be granted; or the terms of outstanding Options.

     The Board may grant Options in substitution for stock options or similar awards held by an individual who becomes an employee of the Company in connection with a transaction described in the first paragraph of this Article
VII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Options shall be as the Board, in its discretion, determines is appropriate.

                                  ARTICLE VIII
                       COMPLIANCE WITH LAW AND APPROVAL OF
                 REGULATORY BODIES AND ASSURANCE OF REIT STATUS

     No Option shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan (i) except in compliance with (a) all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), (b) any listing agreement to which the Company is a party, and (c) the rules of all domestic stock exchanges on which the Company's shares may be listed and (ii) only if such exercise or issuance of Common Stock or delivery of certificates will not jeopardize the Company's status as a real estate investment trust under the Code. The Company shall have the right to rely on an opinion of its counsel as to such compliance and assurance of real estate investment trust status. Any stock certificate issued to evidence shares of Common Stock for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

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                                   ARTICLE IX
                               GENERAL PROVISIONS

9.01.    Effect on Employment and Service

         Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

9.02.    Unfunded Plan

         The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

9.03.    Rules of Construction

         Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                    ARTICLE X
                                    AMENDMENT

         The Board may amend or terminate this Plan from time to time; provided,
                                                                       --------
however, that any amendment must be approved by a majority of the Independent
-------
Directors; and provided, further, that no amendment may become effective until
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any applicable laws, regulations, rules or requirements of any governmental authority or stock exchange on which the Common Stock is then listed are satisfied. Except as provided in Article VII, no amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

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                                   ARTICLE XI
                                DURATION OF PLAN

     No Option may be granted under this Plan more than five years after the commencement of the Offering. Options granted before that date shall remain valid in accordance with their terms.

                                   ARTICLE XII
                             EFFECTIVE DATE OF PLAN

     Options may be granted under this Plan upon its adoption by the Board; provided that, unless this Plan is approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present, no Option shall be exercisable.

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